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As filed with the Securities and Exchange Commission on June 10, 2003.

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WATTS INDUSTRIES, INC.
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation)	04-3164127 (I.R.S. Employer Identification No.)

815 Chestnut Street
North Andover, Massachusetts 01845-6098
(978) 688-1811
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Patrick S. O'Keefe
Chief Executive Officer, President and Director
Watts Industries, Inc.
815 Chestnut Street
North Andover, Massachusetts 01845-6098
(978) 688-1811
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
David F. Dietz, P.C.
Robert P. Whalen, Jr., P.C.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Class A Common Stock, par value $.10 per share	$100,000,000	N.A.	$100,000,000	$8,090
Debt Securities
Preferred Stock

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act of 1933, as amended, in no event will the aggregate initial offering price (exclusive of accrued interest and dividends, if any) of the securities issued under this registration statement exceed $100,000,000, or if any securities are issued in any foreign currencies, composite currencies or currency units, the United States dollar equivalent of $100,000,000. Such amount represents the principal amount of any debt securities (or issue price, in the case of debt securities issued at an original issue discount), the liquidation preference (or, if different, the issue price) of any preferred stock, and the issue price of any Class A Common Stock. This registration statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this registration statement. No separate consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.

(2)
The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964.

(3)
Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 10, 2003

Prospectus

WATTS INDUSTRIES, INC.

$100,000,000

Debt Securities
Preferred Stock
Class A Common Stock

        This prospectus provides you with a general description of debt and equity securities that Watts Industries, Inc. may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

        Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "WTS." The mailing address and telephone number of our principal executive office are 815 Chestnut Street, North Andover, Massachusetts 01845-6098 and (978) 688-1811.

        Investing in our securities involves various risks. Beginning on page 1, we have discussed several "Risk Factors" that you should consider before investing in our securities.

                       , 2003

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense

        In this prospectus, we use the terms "us," "we," "our," "Watts" and "Watts Industries" to refer to Watts Industries, Inc., its subsidiaries, and their respective predecessors.

        The accompanying prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information contained in, or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from or in addition to that contained in, or incorporated by reference in, this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we incorporate by reference is accurate only as of the date of the incorporated document, regardless of when this prospectus is delivered or when any sale of our Securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

RISK FACTORS

        An investment in our securities involves a high degree of risk. The risk factors below represent those risks that we consider to be material to an investment in our securities and which, if realized, could have material adverse effects on our business, financial condition or results of operations as specifically discussed below. In such an event, you could lose all or part of your investment. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase our securities. The risks and uncertainties described below are not the only ones we face.

Risk Factors Relating to Our Business

We face intense competition and, if we are not able to respond to competition in our markets, our revenues may decrease

        Competitive pressures in our markets could adversely affect our competitive position, leading to a possible loss of market share or a decrease in prices, either of which could result in decreased revenues and profits. We encounter intense competition in all areas of our business. Additionally, customers for our products are attempting to reduce the number of vendors from which they purchase in order to reduce the size and diversity of their inventories and their transaction costs. To remain competitive, we will need to invest continuously in manufacturing, marketing, customer service and support and our distribution networks. We may not have sufficient resources to continue to make such investments and we may be unable to maintain our competitive position. In addition, we anticipate that we may have to reduce the prices of some of our products to stay competitive, potentially resulting in a reduction in the profit margin for, and inventory valuation of, these products. Some of our competitors are based in foreign countries and have cost structures and prices in foreign currencies. Accordingly, currency fluctuations could cause our U.S. dollar-priced products to be less competitive than our competitors' products which are priced in other currencies.

Implementation of our acquisition strategy may not be successful, which could affect our ability to increase our revenues or our profitability

        One of our strategies is to increase our revenues and profitability and expand our markets through acquisitions that will provide us with complementary water-related products. We cannot be certain that we will be able to identify, acquire or profitably manage additional companies or successfully integrate such additional companies without substantial costs, delays or other problems. Also, companies acquired recently and in the future may not achieve revenues, profitability or cash flows that justify our investment in them. We expect to spend significant time and effort in expanding our existing businesses and identifying, completing and integrating acquisitions. We expect to face competition for acquisition candidates which may limit the number of acquisition opportunities available to us and may result in higher acquisition prices, possibly leading to a decrease in our revenues and profitability. In addition, acquisitions may involve a number of special risks, including, but not limited to:

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  adverse short-term effects on our reported operating results;

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  diversion of management's attention;

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  loss of key personnel at acquired companies; and

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  unanticipated management or operational problems or legal liabilities.

Down economic cycles, particularly reduced levels of housing starts and remodeling, have an adverse effect on our revenues and operating results

        We have experienced and expect to continue to experience fluctuations in revenues and operating results due to economic and business cycles. The businesses of most of our customers, particularly plumbing and heating wholesalers and home improvement retailers, are cyclical. Therefore, the level of our business activity has been cyclical, fluctuating with economic cycles. We also believe our level of business activity is influenced by housing starts and renovation and remodeling, which are, in turn, heavily influenced by mortgage interest rates, consumer debt levels, changes in disposable income, employment growth and consumer confidence. If these and other factors cause a material reduction in housing and remodeling starts, our revenues and profits would decrease and result in a material adverse effect on our financial condition and results of operations.

Economic, political and other risks associated with international sales and operations could adversely affect our business and future operating results

        Since we sell and manufacture our products worldwide, our business is subject to risks associated with doing business internationally. Our business and future operating results could be harmed by a variety of factors, including:

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  trade protection measures and import or export licensing requirements, which could increase our costs of doing business internationally;

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  potentially negative consequences from changes in tax laws, which could have an adverse impact on our profits;

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  hiring and retaining senior management in overseas operations;

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  difficulty in staffing and managing widespread operations, which could reduce our productivity;

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  costs of compliance with differing labor regulations, especially in connection with restructuring our overseas operations;

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  laws of some foreign countries, which may not protect our intellectual property rights to the same extent as the laws of United States;

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  unexpected changes in regulatory requirements, which may be costly and require significant time to implement; and

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  political risks specific to foreign jurisdictions.

Fluctuations in foreign exchange rates could materially affect our reported results

        We are exposed to fluctuations in foreign currencies, as a significant portion of our sales and certain portions of our costs, assets and liabilities are denominated in currencies other than U.S. dollars. Approximately 36.0% of our sales during the first quarter of 2003 were from sales outside of the U.S. compared to 27.7% for the first quarter of 2002. For the three months ended March 31, 2003, the appreciation of the euro against the U.S. dollar had a positive impact on sales of $7,655,000. For the three months ended March 31, 2002, the depreciation of the euro against the U.S. dollar had an adverse impact on sales of $1,020,000. For the twelve months ended December 31, 2002, the appreciation of the euro against the U.S. dollar had a positive impact on sales of $7,949,000. For the twelve months ended December 31, 2001, the depreciation of the euro against the U.S. dollar had an adverse impact on sales of $3,385,000. If our share of revenue in non-dollar denominated currencies continues to increase in future periods, exchange rate fluctuations will likely have a greater impact on our results of operations and financial condition.

There are significant risks in expanding our manufacturing operations in China

        As part of our strategy, we are shifting a significant portion of our manufacturing operations to China to reduce our production costs. This will subject a greater portion of our operations to the risks of doing business in China. The Chinese legal system is relatively new and lacks transparency, which gives the Chinese central and local government authorities a higher degree of control over our business in China than is customary in developed economies and makes the process of obtaining necessary regulatory approval in China inherently unpredictable. In addition, the protection accorded our proprietary technology and know-how under the Chinese legal system is not as strong as in the United States and, as a result, we may lose valuable trade secrets and competitive advantage.

        Although the Chinese government has been pursuing economic reform and a policy of welcoming foreign investments for the past two decades, there can be no assurance that the Chinese government will not change its current policies in the future, making continued business operations in China difficult or unprofitable.

Reductions or interruptions in the supply of raw materials and increases in the prices of raw materials could reduce our profit margins and adversely impact our ability to meet our customer delivery commitments

        We require substantial amounts of raw materials, including bronze, brass and cast iron and substantially all raw materials we require are purchased from outside sources. The availability and prices of raw materials may be subject to curtailment or change due to, among other things, new laws or regulations, suppliers' allocations to other purchasers, interruptions in production by suppliers, changes in exchange rates and worldwide price levels. We are not currently party to any long-term supply agreements. Our inability to obtain adequate supplies of raw materials for our products at favorable prices, or at all, could have a material adverse effect on our business, financial condition or results of operations by decreasing our profit margins and by hindering our ability to deliver products to our customers on a timely basis. For example, in November 1994 one of a limited number of brass rod suppliers went on strike and simultaneously copper-based metals prices increased dramatically. The combination of these events caused an increase in our operating costs and adversely affected our financial results.

To the extent we are not successful in implementing our manufacturing restructuring plan, our results of operations and financial condition could be adversely affected

        Our manufacturing restructuring plan, which we began in 2001, expanded in 2002 and continued in 2003, was implemented to reduce our manufacturing cost. If our planned manufacturing plant consolidations in the United States and Europe and our production capability expansion in China are not successful, our results of operations and financial condition could be materially adversely affected.

If we cannot continue operating our manufacturing facilities at current or higher utilization levels, our results of operations could be adversely affected

        The equipment and management systems necessary for the operation of our manufacturing facilities may break-down, perform poorly or fail, resulting in fluctuations in our ability to manufacture our products and to achieve manufacturing efficiencies. We operate a number of manufacturing facilities, all of which are subject to this risk, and such fluctuations at any of these facilities could cause an increase in our production costs and a corresponding decrease in our profitability. For example, in 2001 one of our manufacturing facilities was shut down for a period of time as a result of a fire and we were required to source products from external vendors at substantially higher costs. We also have a vertically-integrated manufacturing process. Each segment is dependent upon the prior process and any breakdown in one segment will adversely affect all later components. Fluctuations in our production process may affect our ability to deliver products to our customers on a timely basis. Our inability to meet our delivery obligations could result in a loss of our customers and negatively impact our business, financial condition and results of operations.

If we experience delays in introducing new products or if our existing or new products do not achieve or maintain market acceptance, our revenues and our profitability may decrease

        Failure to develop new and innovative products or to custom design existing products could result in the loss of existing customers to competitors or the inability to attract new business, either of which may adversely affect our revenues. Our industry is characterized by:

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  intense competition;

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  changes in specifications required by our customers and/or plumbing codes;

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  technically complex products; and

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  constant improvement to existing products and introductions of new products.

        We believe our future success will depend, in part, on our ability to anticipate or adapt to these factors and to offer, on a timely basis, products that meet customer demands. The development of new or enhanced products is a complex and uncertain process requiring the anticipation of technological and market trends. We may experience design, manufacturing, marketing or other difficulties, such as an inability to attract a sufficient number of experienced engineers, that could delay or prevent our development, introduction or marketing of new products or enhancements and result in unexpected expenses. Such difficulties could cause us to lose business from our customers and could adversely affect our competitive position; in addition, added expenses could decrease the profitability associated with those products that do not gain market acceptance.

Environmental compliance costs and liabilities could increase our expenses or reduce our profitability

        Our operations and properties are subject to extensive and increasingly stringent laws and regulations relating to environmental protection, including laws and regulations governing air emissions, water discharges, waste management and disposal and workplace safety. Such laws and regulations can impose substantial fines and sanctions for violations and require the installation of costly pollution control equipment or operational changes to limit pollution emissions and/or decrease the likelihood of accidental hazardous substance releases. We also could be required to halt one or more portions of our operations until a violation is cured. We could also be liable for the costs of property damage or personal injury to others. Although we attempt to operate in compliance with these environmental laws, we may not succeed in this effort at all times. The costs of curing violations or resolving enforcement actions that might be initiated by government authorities could be substantial.

        Under certain environmental laws, the current and past owners or operators of real property may be liable for the costs of cleaning up contamination, even if they did not know of or were not responsible for such contamination. These laws also impose liability on any person who arranges for the disposal or treatment of hazardous waste at any site. Therefore, our ownership and operation of real property and our disposal of waste could lead to liabilities under these laws.

        We have incurred, and expect to continue to incur, costs relating to these environmental matters. In addition, new laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean up requirements could require us to incur additional costs or become the basis for new or increased liabilities that could be significant. Environmental litigation, enforcement and compliance are inherently uncertain and we may experience significant costs in connection with environmental matters.

Third parties may infringe our intellectual property and we may expend significant resources enforcing our rights or suffer competitive injury

        We rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our proprietary rights. We may be required to spend significant resources to monitor and police our intellectual property rights. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. We have been limited from time-to-time from selling products because of existing patents.

We face risks from product liability and other lawsuits, which may adversely affect our business

        We may be subjected to various product liability claims or other lawsuits, including, among others that our products include inadequate or improper instructions for use or installation, or inadequate warnings concerning the effects of the failure of our products. In the event that we do not have adequate insurance or contractual indemnification, damages from these claims would have to be paid from our assets and could have a material adverse effect on our results of operations, liquidity and financial condition. In particular, if we settle or conclude litigation in a quarterly or annual reporting period, there could be a material impact on our operating results for that quarter or year. We, like other manufacturers and distributors of products designed to control and regulate fluids, face an inherent risk of exposure to product liability claims and other lawsuits in the event that the use of our products results in personal injury, property damage or business interruption to our customers. Although we maintain strict quality controls and procedures, including the testing of raw materials and safety testing of selected finished products, we cannot be certain that our products will be completely free from defect. In addition, in certain cases, we rely on third-party manufacturers for our products or components of our products. Although we have product liability and general insurance coverage, we cannot be certain that this insurance coverage will continue to be available to us at a reasonable cost, or, if available, will be adequate to cover any such liabilities.

The requirements of FAS 142 may result in a write-off of all or a portion of our goodwill, which would negatively impact our operating results and financial condition

        If we are required to take an impairment charge to our goodwill in connection with the requirements of FAS 142 our operating results may decrease and our financial condition may be harmed. As of March 31, 2003, we had goodwill, net of accumulated amortization, of $164.3 million, or 24.6% of our total assets and 53.8% of our total stockholders' equity. Under FAS 142, goodwill and identifiable intangible assets that have indefinite useful lives are no longer amortized. In lieu of amortization, we were required to perform an initial impairment review of goodwill and are required to perform annual impairment reviews thereafter. We have concluded that no impairment existed at January 1, 2002, the time of adoption of FAS 142 and at October 27, 2002, the time of our annual review. As required by FAS 142, we will perform an annual test for indications of goodwill impairment or sooner if indicators exist.

The loss of a major customer could have an adverse effect on our results of operations

        Our largest customer, The Home Depot, Inc., accounted for approximately $63.0 million, or 10.2%, of our total net sales for the twelve months ended December 31, 2002, and $19.5 million, or 11.8% of our total net sales for the first quarter of 2003. Our second largest customer represented approximately 3.5% of our total net sales in 2002 and 3.0% for the first quarter of 2003. Our customers generally are not obligated to purchase any minimum volume of products from us and are able to terminate their relationships with us at any time. A significant reduction in orders or change in terms from The Home Depot, Inc. could have a material adverse effect on our future results of operations.

Risk Factors Associated With Our Class A Common Stock

One of our stockholders can exercise substantial influence over our company

        As of May 23, 2003, Timothy P. Horne, a member of our Board of Directors, beneficially owned 29.8% of our outstanding shares of Class A Common Stock and 95.3% of our outstanding shares of Class B Common Stock, which represents 76.9% of the total outstanding voting power. As long as Mr. Horne controls shares representing at least a majority of the total voting power of our outstanding stock, Mr. Horne will be able to unilaterally determine the outcome of all stockholder votes and other stockholders will not be able to affect the outcome of any stockholder vote.

Shares of our Class A Common Stock eligible for public sale could adversely affect the market price of our Class A Common Stock

        As of May 23, 2003 there were 19,417,053 shares of our Class A Common Stock and 7,805,224 shares of our Class B Common Stock outstanding. All of the shares of Class A Common Stock are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act of 1933. In addition, under the terms of a registration rights agreement with respect to outstanding shares of our Class B Common Stock (7,805,224 shares), the holders of our Class B Common Stock have rights with respect to the registration of the underlying Class A Common Shares under the Securities Act of 1933. Under these registration rights, these Class B Common Stock may require on two occasions that we register their shares for public resale. If we are eligible to use Form S-3 or similar short-form registration statement, these holders of Class B Common Stockholders may require that we register their shares for public resale up to two times per year. If we elect to register any of our shares of common stock for any public offering, these Class B Common Stockholders are entitled to include shares of common stock in the registration. However, we may reduce the number of shares proposed to be registered in view of market conditions. We will pay all expenses in connection with any registration, other than underwriting discounts and commissions. Pursuant to the exercise of these registration rights, we have registered the resale of 1,200,000 shares of our Class A Common Stock (underlying Class B Common Stock) on a Form S-3 shelf registration statement. If Mr. Horne were to sell all of the registered shares into the public market, or sell other shares owned by him, the trading price of our Class A Common Stock could decline.

Our Class A Common Stock has insignificant voting power

        Our Class B Common Stock entitles its holders to ten votes for each share. Class B Common Stock constitutes 28.7% of our total outstanding common stock and 80.1% of the total outstanding voting power and thus is able to exercise a controlling influence over our business. The Class A Common Stock entitles its holders to one vote per share.

        The trading price of our Class A Common Stock may be volatile and fluctuations in the trading price may result in substantial losses for investors. Our Class A Common Stock could decline or fluctuate in response to a variety of factors, including, but not limited to, our failure to meet the performance estimates of securities analysts, changes in financial estimates of our revenues and operating results and/or buy/sell recommendations by securities analysts, the timing of announcements, by us or our competitors concerning significant product line developments, contracts or acquisitions or publicity regarding actual or potential results or performance, fluctuation in or quarterly operating results caused by fluctuations in revenue and expenses, substantial sales of our common stock by our existing shareholders, general stock market conditions and other economic or external factors.

Provisions in our charter documents and Delaware law may prevent or delay an acquisition of us, which could decrease the value of our Class A Common Stock

        Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our Board of Directors. These provisions include those that:

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  authorize the issuance of up to 5,000,000 shares of preferred stock in one or more series without a stockholder vote;

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  limit stockholders' ability to call special meetings; and

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  establish advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

        Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

Certain indebtedness may limit our ability to pay dividends, incur additional debt and make acquisitions and other investments

        Our revolving credit facility and other senior indebtedness contain operational and financial covenants that restrict our ability to make distributions to stockholders, incur additional debt and make acquisitions and other investments unless we satisfy certain financial tests and comply with various financial ratios. If we do not maintain compliance with these covenants, our creditors could declare a default under our revolving credit facility and our indebtedness could be declared immediately due and payable. Our ability to comply with the provisions of our indebtedness may be affected by changes in economic or business conditions beyond our control.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference in this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this prospectus, or in information incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "predicts," "potential," "intends," "continue," "may," "plans," "projects," "will," "should," "could," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. We have included important factors in the cautionary statements included in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may be a party to or make. We do not assume any obligation to update any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges has been computed by dividing income before income taxes plus fixed charges (net of capitalized interest) by fixed charges. Fixed charges consist of interest expense before reduction for capitalized interest and one-third of rental expense, which is considered to be representative of an interest factor.

Twelve Months Ended June 30,				Six Months Ended December 31,		Twelve months ended December 31,						Three Months Ended March 31,
1998		1999		1999		2000		2001		2002		2003
6.7	x	7.3	x	6.3	x	5.6	x	4.9	x	6.3	x	7.1	x

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from any offering of our securities for working capital, the repayment of indebtedness, to fund certain expenditures in connection with acquisitions and for general corporate purposes. Pending application of the net proceeds, we may invest in government securities or short-term investment grade interest bearing securities.

DIVIDENDS AND DIVIDEND POLICY

        We have paid dividends since our initial public offering in 1986. We currently intend to declare and pay dividends on a regular basis. However, the payment and amount of future dividends is at the discretion of our Board of Directors and will depend upon future earnings, capital requirements, our general financial condition, general business conditions and other factors. In addition, the terms of our credit agreement contain certain conditions and provisions that restrict our ability to pay dividends. Under the most restrictive of these provisions, retained earnings of $84.6 million were available for the payment of dividends as of March 31, 2003.

PLAN OF DISTRIBUTION

        We may sell our securities, from time to time, by any method permitted by the Securities Act of 1933, including in the following ways:

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  through one or more underwriters on a firm commitment or best-efforts basis;

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  through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  directly to one or more purchasers;

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  through agents;

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  in privately negotiated transactions; and

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  in any combination of these methods of sale.

        The applicable prospectus supplement will set forth the specific terms of the offering of our securities including the name or names of any underwriters, dealers or agents; the purchase price of the securities and the proceeds to us from the sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and the initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        Any underwriters to whom our securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time and without notice. In connection with any offering, persons participating in the offering, such as any underwriters, may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

        Offers to purchase our securities may be solicited by agents designated by us from time to time. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Broker-dealers or agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular broker-dealer will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Broker-dealers or agents and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of our securities. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered or sold.

        If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

        If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. If underwriters are utilized in the sale of the securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

        Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the securities will be obligated to purchase all shares of the securities offered if any are purchased.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

        Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the securities for a period of two business days prior to the commencement of the distribution.

        Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of the securities by us.

DESCRIPTION OF CAPITAL STOCK

        Our restated certificate of incorporation provides that we have authority to issue 80,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 5,000,000 shares of preferred stock. As of May 23, 2003, we had 19,417,053 shares of Class A Common Stock issued and outstanding, 7,805,224 shares of Class B Common Stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

        The following summary of provisions of our Class A Common Stock and Class B Common Stock is not complete. You should refer to our restated certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and applicable law for more information.

        Dividends.    The holders of shares of our Class A Common Stock and our Class B Common Stock are entitled to receive dividends, including dividends of our stock, as and when declared by our Board of Directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock. Whenever we pay any dividends, other than dividends of our stock, on our Class A Common Stock, each share of Class B Common Stock is entitled to receive a dividend at least equal to the dividend paid per share on our Class A Common Stock and vice versa.

        Voting Rights.    The holders of Class A Common Stock have one vote per share and the holders of Class B Common Stock have ten votes per share. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our restated certificate of incorporation that affect the rights of stockholders, holders of our Class A Common Stock and our Class B Common Stock vote together as a single class. Each share of our Class B Common Stock is convertible into one share of our Class A Common Stock at any time at the holder's option.

        Other Terms.    None of our stockholders have preemptive or other rights to subscribe for, purchase, or receive any additional securities. No class of common stock is subject to redemption.

        Transfer Agent.    The transfer agent for our Class A Common Stock is EquiServe. The transfer agent for our Class B Common Stock is Flowers and Manning LLP.

Preferred Stock

        Pursuant to our restated certificate of incorporation, we are authorized to issue "blank check" preferred stock, which may be issued from time to time in one or more series upon authorization by our Board of Directors. The Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of our Class A Common Stock and Class B Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our Class A Common Stock and Class B Common Stock at a premium or otherwise adversely affect the market price of the Class A Common Stock and Class B Common Stock.

        A prospectus supplement relating to our preferred stock to be issued pursuant to this prospectus will specify the terms of the preferred stock, including, if applicable, the following:

  •
  the title of the series and stated value;

  •
  the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price;

  •
  the applicable dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof;

  •
  the date from which dividends on the preferred stock shall accumulate, if applicable;

  •
  any procedures for auction and remarketing;

  •
  any redemption or sinking fund provisions for a sinking fund;

  •
  any securities exchange listing;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into Class A Common Stock, including the conversion price or rate or manner of calculation thereof;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, and the exchange period;

  •
  a discussion of applicable U.S. federal income tax considerations;

  •
  the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of Watts;

  •
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon the company's liquidation, dissolution or the winding up of the company; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of such series.

        The description of preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock.

Section 203 of Delaware General Corporation Law

        We are subject to the "business combination" statute of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless:

  •
  the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

  •
  on or subsequent to such date, the "business combination" is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock, which is not owned by the "interested stockholder."

        A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the general terms and provisions of the debt securities. We may offer senior debt securities or subordinated debt securities in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

        The senior debt securities will be issued under one or more senior indentures between Watts, dated as of a date prior to such issuance, and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "senior indenture." Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between Watts and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to a trustee under any senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. We will include copies of the forms of the indentures as exhibits to our registration statement and they will be incorporated into this prospectus by reference. The following summarizes the material provisions of the indentures, but may not contain all of the information that is important to you. You can access complete information by referring to the forms of indentures and the forms of debt securities. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

        The indentures will:

  •
  not limit the amount of debt securities that we may issue;

  •
  allow us to issue debt securities in one or more series;

  •
  not require us to issue all of the debt securities of a series at the same time;

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  allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

  •
  provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

        Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Description of the Debt Securities—Subordination of Subordinated Debt Securities" beginning on page 23 and in the applicable prospectus supplement.

        Each indenture will provide that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior or subordinated;

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  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

  •
  the price at which the debt securities will be issued, expressed as a percentage of the principal;

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  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

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  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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  the date or dates, or the method for determining the date or dates, from which interest will accrue;

  •
  the dates on which interest will be payable;

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  the record dates for interest payment dates, or the method by which we will determine those dates;

  •
  the persons to whom interest will be payable;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

  •
  the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

  •
  where the debt securities may be surrendered for registration of transfer or exchange;

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  where notices or demands to or upon Watts in respect of the debt securities and the applicable indenture may be served;

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  the times, prices and other terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which the company must redeem, repay or purchase the debt securities as a result of such an obligation;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

  •
  whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

  •
  whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

  •
  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

  •
  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

  •
  the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

  •
  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

  •
  whether and under what circumstances the company will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether Watts will have the option to redeem the debt securities in lieu of making such a payment;

  •
  whether and under what circumstances the debt securities being offered are convertible into Class A Common Stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;

  •
  the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

  •
  the depositary in whose custody (or on whose behalf custody shall be held by a custodian) any global debt security will be deposited and in whose name, or name of a nominee, any global debt security in the form of a registered security will be registered;

  •
  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

  •
  the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

  •
  any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

  •
  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the U.S. federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

        Except as described under "Description of the Debt Securities—Merger, Consolidation or Sale of Assets" beginning on page 17 or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving Watts or any of our affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving Watts that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We also may pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither Watts nor any trustee shall be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

        The indentures will provide that Watts may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

  •
  Watts is the continuing entity or the successor entity, if other than Watts, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

  •
  after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

        Existence.    Except as permitted under "Description of the Debt Securities—Merger, Consolidation or Sale of Assets," the indentures will require Watts to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights. However, the indentures will not require Watts to preserve any right if it determines that any right is no longer desirable in the conduct of its business.

        Maintenance of properties.    If Watts determines that it is necessary in order to properly and advantageously carry on its business, the indentures will require it to:

  •
  cause all of its material properties used or useful in the conduct of its business or the business of any of its subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment; and

  •
  cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

        However, the indentures will not prohibit Watts or its respective subsidiaries, from selling or otherwise disposing of its respective properties for value in the ordinary course of business.

        Insurance.    The indentures will require Watts' insurable properties to be insured against loss or damage in an amount deemed reasonable by the Board of Directors with insurers of recognized responsibility.

        Payment of taxes and other claims.    The indentures will require Watts to pay, discharge or cause to be paid or discharged, before they become delinquent, all taxes, assessments and governmental charges levied or imposed on it, its affiliates or its affiliates' income, profits or property. However, Watts will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    The indentures will require Watts to (1) within 15 days of each of the respective dates by which it is required to file its annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that it files with the SEC under Section 13 or 15(d) of the Exchange Act, (2) to file with the trustee and the SEC any additional information, documents and reports regarding compliance by the company with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee mail, or cause to be mailed, to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by Watts pursuant to (1) and (2) above, and (4) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

        Additional covenants.    The applicable prospectus supplement will set forth any additional covenants of Watts relating to any series of debt securities.

Events of Default, Notice and Waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

  •
  default for 30 days in the payment of any installment of interest when due and payable;

  •
  default for five business days in the payment of principal of, or any premium (or make-whole amount), when due at its stated maturity;

  •
  default in making any sinking fund payment as required for any debt security of such series;

  •
  default in the performance or breach of any covenant or warranty in the debt securities or in the indenture, continuing for 60 days after written notice as provided in the applicable indenture;

  •
  (1) a default under any bond, debenture or note having an aggregate principal amount of at least $20,000,000; or

    (2) a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by Watts or its affiliates in an aggregate principal amount of at least $20,000,000, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice to the company specifying such default;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Watts or any of its affiliates which is considered a significant subsidiary; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  the company has deposited with the applicable trustee all required payments of the principal and any premium (or make-whole amount) which have become due other than by such declaration or acceleration, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

        The indentures will also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium (or make-whole amount) or interest;

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures will require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures will provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

        The indentures will provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

  •
  may involve the trustee in personal liability; or

  •
  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

        The indentures will provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        Watts and its respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to the company as obligor under such indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

        The indentures will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization,

direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures will contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures will provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination of Subordinated Debt Securities

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness.

        Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the subordinated debt indenture will apply to subordinated debt securities. The subordinated debt indenture will provide that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made, and no redemption, purchase or other acquisition of the subordinated debt securities may be made, in the event:

  •
  of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving the company or its assets;

  •
  of any liquidation, dissolution or other winding up of the company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

  •
  of any assignment for the benefit of creditors;

  •
  that a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness or a trustee with respect to senior indebtedness to accelerate the maturity of the senior indebtedness with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist and any related acceleration has been rescinded; or

  •
  that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the subordinated debt indenture and that declaration has not been rescinded and annulled as provided under the subordinated debt indenture.

        If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness. Even if the subordination provisions prevent the company from making any payment when due on the subordinated debt securities of any series, the company will be in default on its obligations under that series if the company does not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against the company, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Watts and its respective subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

        The prospectus supplement may include a description of additional terms implementing the subordination feature.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures will allow Watts to discharge its obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at the company's option, are to be redeemed within one year, and the company, has irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium (or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  Watts has paid or caused to be paid all other sums payable; and

  •
  an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that, upon the company's irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the company may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, Watts may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures will only permit Watts to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount) and interest.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium (or make-whole amount) and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (a) Watts effects covenant defeasance with respect to any debt securities and (b) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, Watts would remain liable to make payments of any amounts due at the time of acceleration. Notwithstanding the first sentence of this paragraph, the events of default in (b) above shall not include the event of default described in (1) the fourth bullet point under "Description of Debt Securities—Event of Default, Notice and Waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "Description of Debt Securities—Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into Class A Common Stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of Class A Common Stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the company's option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. Watts may issue global securities in either registered or bearer form and in either temporary or permanent form. Watts will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

        Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by Watts if it offers such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

        We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants with the depository) and records of participants (with respect to beneficial interests of persons who hold through participants with the depository). Neither Watts nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any premium (or make-whole amount) and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, Watts and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium (or make-whole amount) or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither Watts, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, Watts may at any time and in their sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

        There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

SHARES ELIGIBLE FOR FUTURE SALE

        All of our shares of Class A Common Stock are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our "affiliates" (as defined in Rule 144 under the Securities Act of 1933), sales of which will be limited by Rule 144 under the Securities Act of 1933.

        Shares that are owned by our affiliates may be sold in the public market subject to the restrictions of Rule 144. As of May 23, 2003, approximately 1,199,541 shares of our Class A Common Stock (including options to purchase 545,509 shares of Class A Common Stock issuable upon the exercise of stock options or upon the conversion of restricted stock units that are exercisable within sixty days of May 23, 2003) and substantially all of our outstanding Class B Common Stock were beneficially owned by our directors, executive officers and other affiliates. Generally, Rule 144 provides that an affiliate who has beneficially owned shares for at least one year may sell on the open market in brokers' transactions within any three month period a number of shares that does not exceed the greater of:

  •
  1% of the then outstanding shares of Class A Common Stock; and

  •
  the average weekly trading volume in the Class A Common Stock on the open market during the four calendar weeks preceding the sale.

        Sales under Rule 144 will also be subject to post-sale notice requirements and the availability of current public information about our company. Shares properly sold in reliance upon Rule 144 to persons who are not affiliates are freely tradable without restriction after the sale. Sales of substantial amounts of our Class A Common Stock in the open market, or the availability of shares for sale, could adversely affect the price of our shares of Class A Common Stock.

        In the future, up to an aggregate of 2,392,418 shares of Class A Common Stock will be available for issuance under our stock option plans and our management stock purchase plan. These shares have been or will be registered under the Securities Act of 1933 and, therefore, will be freely transferable when issued, except that any shares to be sold by our "affiliates" may be sold only in compliance with the provisions of Rule 144.

        Under the terms of a registration rights agreement, the holders of our Class B Common Stock have rights with respect to the registration of the shares under the Securities Act of 1933. Under these registration rights, these Class B Common Stockholders may require on two occasions that we register their shares for public resale. If we are eligible to use Form S-3 or similar short-form registration statement, these Class B Common Stockholders may require that we register their shares for public resale up to two times per year. If we elect to register any of our shares of common stock for any public offering, these Class B Common Stockholders are entitled to include shares of common stock in the registration. However, we may reduce the number of shares proposed to be registered in view of market conditions. We will pay all expenses in connection with any registration, other than underwriting discounts and commissions. Pursuant to the exercise of these registration rights, we registered the resale of 1,200,000 shares of our Class A Common Stock on a Form S-3 shelf registration statement which became effective on May 29, 2002.

LEGAL MATTERS

        The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Watts Industries, Inc. as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 appearing in Watts

Industries, Inc.'s Form 10-K for the year ended December 31, 2002, have been incorporate by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing. KPMG's report dated February 12, 2003 except as to note 19 which is as of March 25, 2003, refers to a change in accounting for goodwill and other intangible assets based on the adoption of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets."

ABOUT THIS PROSPECTUS AND WHERE YOU MAY FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares offered under this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all of the information contained in the registration statement because we have omitted parts of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies at the prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about its public reference room. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Watts Industries, that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission's web site at http://www.sec.gov.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Our Securities and Exchange Commission file number is 1-11499. Copies of these materials can be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "WTS".

        The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the specific documents listed below and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of Class A Common Stock offered under this prospectus are sold:

  •
  our Current Report on Form 8-K, filed on May 19, 2003;

  •
  our Current Report on Form 8-K, filed on May 15, 2003;

  •
  our Current Report on Form 8-K, filed on May 6, 2003;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

  •
  our Current Report on Form 8-K, filed on March 26, 2003;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2002; and

  •
  the description of our Class A Common Stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on June 22, 1995 pursuant to the Securities Exchange Act of 1934 and all amendments and reports updating the description.

        You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning us at the following address: Watts Industries, Inc., 815 Chestnut Street, North Andover, MA 01845, Attention: Corporate Secretary. Telephone requests may be directed to the Corporate Secretary at (978) 688-1811. Our internet site address is www.wattsind.com. The information on our website does not constitute a part of this prospectus.

        You should only rely on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

$100,000,000

Watts Industries, Inc.

Debt Securities
Preferred Stock
Class A Common Stock

PROSPECTUS

            , 2003

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

        The following table sets forth an estimate of the expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered.

Item	Amounts to be Paid
SEC Registration Fee	$8,090.00
Accountants Fees and Expenses	8,000.00
Legal Fees and Expenses	20,000.00
Printing and engraving Expenses	2,500.00
Miscellaneous	5,000.00
Total	$43,590.00

ITEM 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person's duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

        In accordance with Section 145 of the Delaware General Corporation Law, Article X of the Restated Certificate of Incorporation, as amended, of Watts Industries, Inc. provides that no director of Watts shall be personally liable to Watts or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Watts or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article V of the Amended and Restated By-laws of Watts provides for indemnification by Watts of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees) judgments, fines and amounts paid in settlement reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of Watts, or is acting in any capacity with other entities at the request of Watts, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Watts, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(g) of the Delaware General Corporation Law and Article V of the Amended and Restated By-laws of Watts provide that Watts shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity. Watts has obtained insurance covering its directors and officers against losses and insuring Watts against certain of its obligations to indemnify its directors and officers.

ITEM 16. Exhibits.

Exhibit No.		Description
4.1	—	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended June 30, 1995, File No. 001-14787) *
4.2	—	Amended and Restated By-laws, as amended May 11, 1999 (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 001-14787)*
4.3	—	Form of Indenture for Senior Debt Securities of Watts Industries, Inc.**
4.4	—	Form of Senior Debt Security of Watts Industries, Inc.**
4.5	—	Form of Indenture for Subordinated Debt Securities of Watts Industries, Inc.**
4.6	—	Form of Subordinated Debt Security of Watts Industries, Inc.**
4.7	—	Form of Certificate of Powers, Designations, Preferences and Rights of Preferred Stock.**
5.1	—	Opinion of Goodwin Procter LLP*
12.1	—	Calculation of Ratio of Earnings to Fixed Charges*
23.1	—	Consent of KPMG LLP*
23.2	—	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*
24.1	—	Power of Attorney (contained in signature page)

*
Filed herewith.

**
To be filed by amendment to this registration statement.

ITEM 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of ours in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes that:

          (1)   For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Andover, The Commonwealth of Massachusetts, on June 10, 2003.

WATTS INDUSTRIES, INC.
By:	/s/ PATRICK S. O'KEEFE Patrick S. O'Keefe Chief Executive Officer, President and Director

        KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Patrick S. O'Keefe and William C. McCartney as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK S. O'KEEFE Patrick S. O'Keefe	Chief Executive Officer, President and Director (Principal Executive Officer)	June 10, 2003
/s/ WILLIAM C. MCCARTNEY William C. McCartney	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 10, 2003
/s/ TIMOTHY P. HORNE Timothy P. Horne	Director	June 10, 2003
/s/ KENNETH J. MCAVOY Kenneth J. McAvoy	Director	June 10, 2003
/s/ GORDON W. MORAN Gordon W. Moran	Director	June 10, 2003
/s/ DANIEL J. MURPHY Daniel J. Murphy	Director	June 10, 2003

/s/ ROGER A. YOUNG Roger A. Young	Director	June 10, 2003
/s/ JOHN K. MCGILLICUDDY John K. McGillicuddy	Director	June 10, 2003

EXHIBIT INDEX

Exhibit No.		Description
4.1	—	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended June 30, 1995, File No. 001-14787) *
4.2	—	Amended and Restated By-laws, as amended May 11, 1999 (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 001-14787)*
4.3	—	Form of Indenture for Senior Debt Securities of Watts Industries, Inc.**
4.4	—	Form of Senior Debt Security of Watts Industries, Inc.**
4.5	—	Form of Indenture for Subordinated Debt Securities of Watts Industries, Inc.**
4.6	—	Form of Subordinated Debt Security of Watts Industries, Inc.**
4.7	—	Form of Certificate of Powers, Designations, Preferences and Rights of Preferred Stock.**
5.1	—	Opinion of Goodwin Procter LLP*
12.1	—	Calculation of Ratio of Earnings to Fixed Charges*
23.1	—	Consent of KPMG LLP*
23.2	—	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*
24.1	—	Power of Attorney (contained in signature page)

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement.